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                                                                    Exhibit 99.1


              LA JOLLA PHARMACEUTICAL PLANS TO SUBMIT NDA FOR RIQUENT(TM)

                 CONFERENCE CALL SCHEDULED FOR 1:30 P.M. EASTERN

SAN DIEGO, MAY 5, 2003 -- La Jolla Pharmaceutical Company (Nasdaq: LJPC) announced today that based on discussions with the Food and Drug Administration
(FDA), the Company plans to submit a New Drug Application (NDA) for its lupus drug candidate, Riquent(TM). Further discussions with the FDA will be needed to clarify whether any additional supportive information or studies will be necessary. The Company also plans to meet with European regulatory authorities to discuss potential next steps for Riquent in Europe.

"We are excited about submitting an NDA for Riquent while continuing our discussions with the FDA," said Steve Engle, Chairman and CEO of La Jolla Pharmaceutical Company. "We plan to complete the application around the end of this year."

"Two of the largest well-controlled studies ever conducted in lupus patients have shown that Riquent was able to consistently reduce antibodies to double-stranded DNA and that patients with sustained reductions in antibodies to double-stranded DNA were less likely to have a renal flare. Furthermore, treatment with Riquent was well tolerated," added Mr. Engle.

The Company recently announced results from its Phase 3 clinical trial.
Although the trial did not reach statistical significance for its primary endpoint, the Phase 3 trial results demonstrated that lupus patients treated with Riquent had significantly lower levels of antibodies to double-stranded DNA(dsDNA) than patients treated with placebo (p < 0.0001). Similar results were seen in the Phase 2/3 trial.

Results from the Phase 3 and Phase 2/3 studies also demonstrated that lupus patients with sustained reductions in antibodies to dsDNA experienced fewer renal flares (Phase 3: p<0.0001 and Phase 2/3: p=0.0004). In these two studies, two to four times as many Riquent-treated patients had sustained reductions compared with placebo-treated patients.

Lupus is a chronic, life-threatening autoimmune disease afflicting about 1 million people in the United States and Europe. A significant number of lupus patients develop kidney
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disease, a leading cause of morbidity and mortality in lupus patients. The current standard of care for lupus kidney disease involves treatment with corticosteroids and chemotherapy drugs that can cause severe side effects including diabetes, hypertension and sterility, and may leave patients vulnerable to opportunistic infections. Riquent is designed to specifically prevent the production of antibodies responsible for lupus kidney disease without suppressing the normal functions of the immune system.

The Company will host a conference call today, Monday, May 5, 2003, at 1:30 p.m. Eastern Time. The dial in number is (800) 299-7089 for U.S. callers and (617) 801-9714 for international callers. The call identification number is 3617603. A live audio webcast of the conference call will be available through La Jolla Pharmaceutical's Web site at www.ljpc.com.

The webcast will also be available to both institutional and individual investors via CCBN's Investor Distribution Network. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents, at www.streetevents.com.

A replay of the conference call can be accessed by dialing (888) 286-8010 (US) or (617) 801-6888 (International). The passcode for the replay is 52782021. The call will be available for approximately one week. The call will also be available on the Company's website.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases afflicting several million people in the United States and Europe. The Company is developing Riquent(TM), formerly known as LJP 394, for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing LJP 1082 for the treatment of antibody-mediated thrombosis, a condition in which patients suffer from recurrent stroke, deep-vein thrombosis and other thrombotic events. The Company's common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.

Except for historical statements, this press release contains forward-looking statements involving significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from our current expectations. Forward-looking statements include those which express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Although we plan to file a New Drug Application for Riquent(TM), there is no guarantee that regulatory authorities will approve Riquent in a timely manner, or at all. Our analyses of clinical results of Riquent, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus ("lupus"), and LJP 1082, our drug candidate for the treatment of antibody-mediated thrombosis ("thrombosis"), are ongoing and could result in a finding that these drug candidates are not effective in
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large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. Although we have determined to submit a NDA for Riquent, the clinical results from our clinical trials of Riquent may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the U.S. or Europe, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent to obtain marketing approval. There is no guarantee, however, that we will have the necessary resources to complete any additional trial, that we will elect to conduct an additional trial, or that any additional trial will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories, will likely require regulatory approval, and will likely be necessary for the approval and the commercialization of Riquent. Our other potential drug candidates are at earlier stages of development and involve comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date may not be indicative of future results. In any event, regulatory authorities may require additional clinical trials, or may not approve our drugs. Our ability to develop and sell our products in the future may be affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; the clear need for additional financing; FDA approval of our manufacturing facilities and processes; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing, and sales experience; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Annual Report on Form 10-K for the year ended December 31, 2002, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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